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                                                                   Exhibit 10.25


                             MASTER LEASE AGREEMENT

This Master Lease Agreement (the "Lease") is made the 9th day of June, 1999 between Leasing Technologies International, Inc., with its principal office at 221 Danbury Road, Wilton, CT 06897 (the "Lessor"), and Interliant, Inc., with its principal office at Two Manhattanville Road, Purchase, New York 10577 (the "Lessee").

The parties hereto agree as follows:

1.    Lease:

      This Lease establishes the general terms and conditions by which Lessor may lease to Lessee die Equipment (the "Equipment") listed on each Equipment Schedule executed periodically pursuant to this Lease. Each such Equipment Schedule shall incorporate by reference the terms of this Lease, and shall be a separate lease agreement as to the Equipment listed thereon for all purposes, including default. In the event of any conflict between the terms and conditions of this Lease and the terms and conditions of any Equipment Schedule(s) or Rider(s) thereto, the terms and conditions of such Equipment Schedule(s) or Rider(s) shall prevail.

2.    Definitions:

      (a) The "Installation Date" means the date determined in accordance with the applicable Equipment Schedule.

      (b) The "Commencement Date" means, as to any item of Equipment designated on any Equipment Schedule where the Installation Date for such item of Equipment falls on the first day of the month, that date, or, in any other case, the first day of the month following the month in which such installation Date falls.

      (c) The "Daily Rental" means 1/30th of the amount set forth as the monthly rental in the applicable Equipment Schedule.

3.    Term of Lease:

      The term of this Lease, as to all Equipment designated on any Equipment Schedule, shall commence on the Installation Date for such Equipment, and shall continue for an initial period ending that number of months as is specified on the applicable Equipment Schedule from the Commencement Date for the last item of Equipment to be installed (the "Initial Term"). The term of this Lease for all such Equipment shall be automatically extended for successive monthly periods until terminated in accordance with this Lease. Any termination shall be effective only on the last day of the initial Term or the last day of any such successive period.

4.    Rental:

      The monthly rental payable hereunder is as set forth in the Equipment Schedule(s). Rental shall begin to accrue on the Installation Date for each item of Equipment and shall be due and payable by Lessee in advance on the first day of each month. if the Installation Date does not fall on the first day of a month, the rental for that period of time from the Installation Date until the Commencement Date shall be an amount equal to the Daily Rental multiplied by the number of days from (and including) the Installation Date to (but not including) the Commencement Date and shall be due and payable on the Installation Date. In addition to the monthly rental set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease or on the Equipment or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith which are attributable to Lessee's negligence or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Personal property taxes assessed on the Equipment during the term hereof shall be paid by Lessee. Lessee agrees that Lessor, or Lessor's agent may file all required property tax returns and reports and pay all taxes thereon pertaining to the Equipment. In such event, Lessee shall reimburse Lessor or Lessor's agent for all costs and expenses incurred in connection therewith, provided that such costs and expenses (including property taxes) shall not exceed the property taxes pursuant to statutory tax rates and regulations. If requested by Lessor, Lessee agrees to file, on behalf of Lessor, all required property tax returns and reports concerning the Equipment with all appropriate governmental agencies, and, within not more than thirty (30) days after the due date of such filing to send Lessor confirmation of such filing.

      Interest on any past due payments, including but not limited to administrative charges and any other charges or fees arising out of or related to this Lease, shall accrue at the rate of 1 1/2% per month, or if such rate shall exceed the


                                                          COUNTERPART NO. 2 of 2
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maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Lessee when invoiced by Lessor.

      As security for the full performance of all of Lessee's obligations under each Equipment Schedule, Lessee shall, simultaneously with the execution and delivery of each Equipment Schedule, deposit with Lessor the amount set forth on such Equipment Schedule. The security deposit shall be promptly returned to Lessee by Lessor upon the expiration of such Equipment Schedule and return or purchase of all Equipment, as the case may be, provided that all Lessee obligations under such Equipment Schedule have been fulfilled.

5. Installation, Use and Quiet Possession of Equipment:

      (a) Lessee, at its own expense, will provide the required suitable electric current to operate the Equipment and appropriate installation facilities as specified by the manufacturer.

      (b) Any equipment, cards, disks, tapes or other items not specified in the Equipment Schedule(s) which are used on or in connection with the Equipment must meet the specifications of the manufacturer and shall be acquired by Lessee at its own expense.

      (c) Lessee shall use the Equipment solely in connection with Lessee's business and for no other purpose. Subject to the preceding sentence, Lessee shall be entitled to unlimited usage of the Equipment without extra charge by Lessor.

      (d) Unless otherwise set forth in the applicable Equipment Schedule, Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the location stated in the applicable Equipment Schedule without the prior written consent of Lessor which shall not be unreasonably withheld or delayed.

      (e) After prior notice to Lessor, Lessee may, at its own expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments do not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance contract required by Section 5(h) hereof. The manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment ("Maintenance Organization") may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. All such alterations and attachments shall be and become the property of Lessor or, at the option of Lessee, shall be removed by Lessee and the Equipment restored, at Lessee's expense, to its original condition as of the Installation Date thereof, reasonable wear and tear only excepted, and upon the removal and restoration, the alteration and/or attachment which was made by Lessee shall become the property of Lessee. Notwithstanding anything to the contrary contained herein,
(i) Lessee shall be permitted, without the consent of Lessor, to load software and make configuration or other changes to the Equipment as are reasonably appropriate to operate Lessee's business provided that such alterations or additions do not adversely affect the value thereof or the ability to operate, maintain and remove the Equipment. The alterations and additions set forth in the immediately preceding sentence need not be removed at the termination or expiration of this Agreement.

      (f) So long as Lessee in Lessor's reasonable judgement, is not in default hereunder, neither Lessor nor any party claiming through or under Lessor shall interfere with Lessee's use or possession of any Equipment during the term of this Lease.

      (g) Lessee shall, during the term of this Lease, at its expense, keep the Equipment in good working order and condition and make all necessary adjustments, repairs and replacements and shall not use or permit the Equipment to be used in any manner or for any purpose for which, in the opinion of the manufacturer, the Equipment is not designed or reasonably suitable.

      (h) Unless otherwise set forth in the applicable Equipment Schedule, Lessee shall, during the term of this Lease, at its own expense, enter into and maintain in force a contract with the manufacturer or the Maintenance Organization covering at least prime shift maintenance of each item of Equipment. Such contract shall commence upon expiration of the manufacturer's warranty period, if any, relating to such item. Lessee shall furnish Lessor with a copy of such contract(s).

      (i) At the termination of the applicable Equipment Schedule, Lessee at its expense shall make available for return at Lessee's place of business, if permitted by the applicable Equipment Schedule, not less than all the Equipment subject thereto to Lessor (at the location designated by Lessor within the Continental United States up to a maximum

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distance of 500 miles) in the same operating order, repair, condition and appearance as on the Installation Date, reasonable wear and tear only excepted, with all engineering and safety changes prescribed by the manufacturer or Maintenance Organization incorporated therein. Lessee shall, prior to such termination, arrange and pay for any repairs, changes and manufacturers certifications as are necessary for the manufacturer or Maintenance Organization to accept the Equipment under contract maintenance at its then standard rates. Lessee shall return all accessories supplied with the Equipment, including but nor limited to all manuals, cables and software diskettes. Lessee shall promptly pay, after receipt of an invoice therefore, all reasonable costs and expenses pertaining to the replacement of any missing accessories and for the repair of any Equipment reasonable wear and tear excluded, together with any audit, inspection or certification charges reasonably incurred by Lessor.

6. Leasehold Rights and Inspection:

      (a) Lessee shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain personalty regardless of the manner in which it may be installed or attached. Lessee shall, at Lessor's request, affix to the Equipment, tags, decals or plates tarnished by Lessor, indicating Lessor's ownership and Lessee shall not permit their removal or concealment. Lessee shall replace any such tag, decal or plate which may be removed or destroyed or become illegible. Lessee shall keep all Equipment free from any marking or labeling which might be interpreted as a claim of ownership thereof by Lessee or any party other than Lessor or anyone claiming through Lessor.

      (b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. LESSEE SHALL NOT ASSIGN OR OTHERWISE ENCUMBER THIS LEASE OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR except that Lessee may assign this Lease or sublease the Equipment to its parent or any subsidiary corporation, or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

      (c) Lessor or its agents shall have free access to the Equipment during normal business hours, and, except in case of emergency or if a default has occurred, upon at least three business days' notice for the purpose of inspection and for any other purpose contemplated by this Lease.

      (d) Lessee shall promptly notify Lessor of all details concerning any material damage to, or loss of the Equipment arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Equipment.

7. No Warranties By Lessor:

      Lessee represents that, at the Installation Date thereof, it shall have
(a) thoroughly inspected the Equipment; (a) determined for itself that all items of Equipment are of a size, design, capacity and manufacture selected by it; and
(c) satisfied itself that the Equipment is suitable for Lessee's purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer, maintenance provider or to suppliers of the Equipment for any and all warranty claims and any and all warranties made by the manufacturer or the supplier of Lessor are, to the extent to which the same may be assignable, hereby assigned to Lessee for the term of the applicable Equipment Schedule. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Except in the case of Lessor's willful misconduct, Lessor shall not be responsible for any direct or consequential loss or damage resulting from the installation, operation or use of the Equipment or otherwise. Except in the case of Lessor's willful misconduct, Lessee will defend, indemnify and hold Lessor harmless against any and all claims, demands and liabilities arising out of or in connection with the design, manufacture, possession or operation of the Equipment.

8. Risk of Loss on Lessee:

      (a) Except in the case of Lessor's willful misconduct, beginning on the Installation Date thereof and continuing until the Equipment is either returned to Lessor or purchased by Lessee as provided in this Lease, Lessee relieves Lessor

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of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused. During the term of this Lease as to any Equipment Schedule, Lessee shall, at its own expense, keep in effect "all risk" property insurance and public liability insurance policies covering the Equipment designated in each Equipment Schedule. The public liability insurance policy shall be in such amount as is specified herein. The "all risk" property insurance policy shall be for an amount not less than the replacement cost of the Equipment. Lessor, its successors and assigns and/or such other party as may be designated by any thereof to Lessee, in writing, shall be named as additional insureds and loss payees on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor no later than the Installation Date set forth in the Equipment Schedule(s) and, from time to time, thereafter as Lessor may reasonably request. Such policies shall provide that no less than ten days written notice shall be given Lessor and any other party named as loss payee prior to cancellation of such policies for any reason. To the extent of Lessor's interest therein, Lessee hereby irrevocably appoints Lessor or any other party named as loss payee as Lessee's attorney-in-fact coupled with an interest solely to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under said insurance policies, and upon notice to Lessor, to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds.

      (b) If any item of Equipment is rendered unusable as a result of any physical damage to, or destruction of, the Equipment, Lessee shall give to Lessor prompt notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessee shall determine, within fifteen
(15) days after the date of occurrence of such damage or destruction, whether such item of Equipment can be repaired. In the event Lessee determines that the item of Equipment cannot be repaired, Lessee shall either, at its expense, promptly replace such item of Equipment and convey title to such replacement to Lessor free and clear of all liens and encumbrances, and this Lease shall continue in full force and effect as though such damage or destruction had not occurred, or pay Lessor therefor in cash the Stipulated Loss Value (defined below) within thirty (30) days of such loss or damage. "Stipulated Loss Value," as used herein, shall be an amount as shown on Exhibit A to the applicable Equipment Schedule. In the event Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor, the designated loss payee, or Lessee under the policy referred to in the preceding paragraph of this Section shall be applied toward the cost of any such repair or replacement so long as Lessee shall not be in default of its obligations hereunder.

9. Events of Default and Remedies

      The occurrence of any one of the following shall constitute an Event of Default hereunder:

      (a) Lessee fails to pay an installment of rent on or before the date when the same becomes due and payable and such failure continues for a period of five business days;

      (b) Lessee attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any items thereof, except as expressly permitted herein;

      (c) Lessee shall fail to observe or perform any of the other material obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten (10) days after written notice thereof to Lessee by Lessor or the then assignee hereof;

      (d) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to generally pay its debts as they become due, files a voluntary petition of bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of the petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation;

      (e) Within sixty (60) days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty
(60) days after the appointment without Lessee's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated;

      (f) Lessee defaults in the performance or observation of any material term, condition or covenant of any loan agreement, indenture, trust agreement, lease or similar agreement to which Lessee is a party or by which Lessee is bound involving an obligation by Lessee to pay more than $100,000 and such default continues beyond any applicable cure period;

      (g) Lessee enters into any transaction, the effect of which adversely affects (i) a material portion of Lessee's business value and (ii) the ability of Lessee, in Lessor's reasonable judgment, to repay Lessee's obligations under the Lease as they become due.

      Upon the occurrence of an Event of Default, Lessor may at its option do any one or more of the following: (i) by written notice to Lessee terminate this Lease as to any or all Equipment Schedules; (ii) whether or not this Lease is terminated as to any or all Equipment Schedules, take possession on not less than three (3) days' notice of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lessor may cause Lessee and Lessee hereby agrees, to return said Equipment to Lessor as provided in this Lease;
(iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, all past due amounts as well as an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, calculated by discounting at the rate of six percent (6%) per annum compounded monthly, which payment shall become immediately due and payable; and (iv) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall not be obligated to give preference to the sale, lease or other disposition of the Equipment over the sale, lease or other disposition of similar equipment owned or leased by Lessor).

      In the event that Lessee shall have first paid to Lessor or its assigns the liquidated damages referred to in (iii) above, Lessee shall thereafter be entitled to receive all rentals or proceeds received from any reletting or sale of the Equipment during the balance of the Initial Term (after deduction of Lessor's expected residual value of the Equipment at the expiration of the Initial Term or any extension thereof and of all expenses incurred in connection therewith) said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell the Equipment. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all reasonable costs and expenses incurred by Lessor or its assigns on account of such default including but not limited to all court costs and reasonable attorney's fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any lease or other disposition of the Equipment. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

10. Net Lease:

      Except as otherwise specifically provided in this Lease, it is understood and agreed that this is a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all reasonable costs and expenses of every nature whatsoever arising out of or in connection with or related to this Lease or the Equipment (including, but not limited to, equipment inspection, tagging, transportation in and out, rigging, manufacturer's approved packing, installation, certification costs and disconnect charges). Lessee hereby agrees that in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option, pay or perform said obligation and any reasonable payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by Lessee upon demand. Lessee acknowledges that Lessor may, from time to time, and at Lessee's request, execute and deliver purchase orders pertaining to the purchase of equipment to be leased pursuant to this Lease. Lessee agrees that it will indemnify and hold Lessor harmless from and against any and all loss, cost, liability and expense that Lessor may incur as a result of the execution and delivery of such purchase orders.

11. Assignment:

      Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title, and interest in, under or to the Equipment and this Lease and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee") for any reason and that the Assignee may so re-assign and transfer. Lessee agrees that upon receipt of written notice from Lessor or Assignee of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and any successor assignee and, if so directed, shall pay all sums due or to become due thereunder directly to the Assignee or to any other party designated by the Assignee. Lessee hereby covenants, represents and warrants as follows and agrees that the Assignee and any successor assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Lessee's obligations hereunder are absolute and unconditional and are not subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Lessee for any reason whatsoever including operation of law, defect in the Equipment, failure of Lessor or Assignee to perform any of its obligations hereunder or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (ii) Lessee shall not look to Assignee or any successor assignee to perform any of Lessor's obligations hereunder, provided Lessor shall remain liable therefor; (iii) Lessee will

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not amend or modify this Agreement without the prior written consent of the
Assignee and any successor assignee; and (iv) Lessee will send a copy to Assignee and any successor assignee of each notice which Lessee sends to Lessor.

12. Representations and Warranties of Lessee and Lessor:

      Lessee represents and warrants to Lessor and its assigns, as follows:

      1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessee in accordance with its terms, subject to laws governing creditors' rights;

      2. The performance by Lessee will not result in any breach, default or violation of Lessee's certificate of incorporation or by-laws or any agreement to which Lessee is a party;

      3. Lessee is in good standing in its jurisdiction of incorporation and in any jurisdiction in which any of the Equipment is to be located; and

      4. Any and all financial statements or other information with respect to Lessee heretofore furnished by Lessee to Lessor was, when furnished, and remains at the time of execution of this Lease, true and complete.

      Lessor represents and warrants to Lessee as follows:

      1. The execution, delivery and performance of this Lease has been duly authorized and, upon execution by Lessor and Lessee, will constitute a valid obligation binding upon and enforceable against Lessor in accordance with its terms, subject to laws governing creditors' rights; and

      2. The performance by Lessor will not result in any breach, default or violation of Lessor's certificate of incorporation or by-laws or any agreement to which Lessor is a party;

      The foregoing representations and warranties shall survive the expiration or termination of this Lease.

13. End of Lease:

      Provided (i) no Event of Default has occurred and is continuing and (ii) Lessee has made all payments in accordance with the Lease, upon written notice furnished by Lessee no later than three (3) months prior to the expiration of the Initial Term, Lessee shall, with respect to each Equipment Schedule elect only such alternatives as may be set forth on the Equipment Schedule.

      To the extent that any of such alternatives involves a determination of Fair Market Value, the Fair Market Value shall be defined and determined by the provisions of this Section. For purposes hereof, Fair Market Value shall mean the amount that would be obtained in a retail arm's length transaction between an informed and willing lessee-buyer in possession and an informed and willing lessor-seller. Rental charges previously paid pursuant to the applicable Equipment Schedule shall have no effect on the determination of Fair Market Value. Unless otherwise stated in the Equipment Schedule: the Fair Market Value for items set forth on the Equipment Schedule which do not have a readily ascertainable market value, (including but not limited to software, cabling and certain equipment) shall be determined by multiplying the Lessors acquisition cost of such items by a fraction, the numerator of which shall be the Fair Market Value of the other items and the denominator of which shall be the Lessor's acquisition cost of such other items; and the determination of Fair Market Value shall be based upon the assumption that all items set forth on the Equipment Schedule or included with the Equipment may be transferred to, and used by, a third party user. In such determination, all alternative uses in the hands of each buyer or lessee, including, without limitation, the further leasing of the Equipment shall be taken into account in making such determination.

      Not less than ninety (90) days prior to the end of the Initial Term, Lessee may provide written notice to Lessor of Lessee's intention to exercise the purchase or extension option described above. If, on or before a date sixty
(60) days prior to the expiration of the Initial term Lessor and Lessee are unable to agree upon a determination of the fair market value of the Equipment, such Fair Market Value shall be determined in accordance with the procedure for appraisal as described below. After a determination of the Fair Market Value of the Equipment has been made in accordance with the procedure described below, Lessee may exercise its option to purchase the Equipment for the Fair Market Value thereof by delivering written notice to Lessor not more than ten (10) days after completion of appraisal as described below.

      Appraisal shall mean a procedure whereby two independent appraisers, neither of whom shall be a manufacturer of such Items of Equipment, one chosen by Lessee and one by Lessor, shall mutually agree upon the amount in question based upon the definition set forth below. Each party shall deliver a written notice to the other party appointing its appraiser on or before a date sixty days prior to the expiration of the Initial Term. If within fifteen (15) days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third independent appraiser, who shall not be a manufacturer of such Items of Equipment, shall be chosen within five (5) business days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association or any organization successor thereof. The decision of the third appraiser so appointed and chosen shall be given ten (10) business days after the selection of such third appraiser. Lessee shall pay the fees and expenses of all appraisers, if any. The Lease, including the obligation to pay monthly rentals, shall remain in effect pending the determination of Fair Market Value.

14. Miscellaneous:

      (a) During the term of this Lease until such time as a public offering is completed, Lessee hereby agrees to deliver to Lessor or Assignee and any successor assignee a copy of Lessee's monthly unaudited financial statements, and the annual financial budget for the upcoming year as soon as available and as it may be adjusted during the year. Upon completion of such public offering Lessee shall furnish quarterly financial statements to Lessor; provided however, that if any creditor of Lessee is furnished monthly financial statements, (including but not limited to budgets), Lessee shall furnish such monthly financial statements to Lessor. Lessee shall also furnish, as soon as available and in any event within ninety (90) days after the last day of Lessee's fiscal year, a copy of Lessee's annual audited statements and consolidating and consolidated balance sheet, if any, as of the end of such fiscal year, accompanied by the opinion of an independent certified public accounting firm of recognized standing. The Lessee shall furnish such other financial information as may be reasonably requested by Lessor, including but not limited to any material changes in budgets or financial reports furnished to the Lessee's Board of Directors or Shareholders.

      (b) This Lease constitutes the entire agreement between Lessee and Lessor with respect to the Equipment, and except as agreed upon in writing no covenant, condition or other term or provision hereof may be waived or modified orally.

      (c) All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by facsimile transmission (confirmed by registered mail as set forth in this section) to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice with a copy to Interliant, Inc.,
Attention: General Counsel, Two ManhattanVille Road, Purchase, New York 10577.

      (d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

      (e) If any term or provision of this Lease or the application thereof to any person is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such provision to the person other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      (f) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such rental payments. Where permitted by law, Lessee authorizes any attorney of record, Clerk of Court or Prothonotary of any state to appear for and confess judgment (a) against Lessee for all amounts as to which Lessee is in default under this Agreement and (b) against Lessee in any action for writ of replevin or possession of the Equipment. No bond shall be required.

      (g) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements to be filed or recorded for the purpose of showing Lessor's interest in the Equipment and Lessee agrees that Lessor may execute such instruments for and on behalf of Lessee. All filing fees reasonably incurred by Lessor in connection therewith and filing fees incurred by Lessor's assignees in perfecting security interests shall be paid by Lessee or reimbursed to Lessor by Lessee.

      (h) No consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by an officer of Lessor. THIS LEASE AND EACH EQUIPMENT SCHEDULE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CONNECTICUT AND SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF SUCH STATE. The Lessee accepts for itself the non-exclusive jurisdiction of any Federal or State court of competent jurisdiction in the State of Connecticut in any action, suit or proceeding of any kind against it which arises out of or by reason of this Lease or any Equipment Schedule.

      (i) Lessee acknowledges that the late payment by Lessee to Lessor of monthly rental and other sums due hereunder will cause Lessor harm and to incur costs not contemplated by this Lease, the precise amount and severity of which will be difficult to ascertain. Such costs include, but are not limited to, administrative, accounting and legal charges which Lessor may incur due to such late payment. Accordingly, if any monthly rent or any other sum due from Lessee shall not be received by Lessor or Lessor's assignee within twenty (20) days after the same is due, Lessee shall pay to Lessor or Lessor's assignee a late charge equal to five per cent (5%) of such overdue amount monthly until such overdue amount is paid; provided however, that any such late charge shall only be imposed once for each such overdue amount. Lessee acknowledges that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of a late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default, if any, with respect to such overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies which Lessor may have pursuant to this Lease.

      (j) Any unsatisfied obligations which Lessee is required to perform during the term of this Lease shall survive the expiration or other termination of this Lease.

      (k) Lessee will promptly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may reasonably request in order to effectuate the intent and purpose of this Lease and to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including without limitation, the execution and filing of financing statements and continuation statements with respect to this Lease, the Equipment and any Equipment Schedule. Lessee authorizes Lessor to effect any such filing and Lessor's reasonable expenses (together with the reasonable expenses of Lessor's assignees in this regard) shall be payable by Lessee on demand.

LESSOR:                                    LESSEE:

Leasing Technologies International, Inc.   Interliant, Inc.


BY: /s/ F. Jared Sprole                    BY: /s/ James M. Lidestri
   ----------------------------               ----------------------------
NAME: F. Jared Sprole                      NAME: James M. Lidestri
     --------------------------                 --------------------------
TITLE: President                           TITLE: President
      -------------------------                  -------------------------
DATE: 6/14/99                              DATE: 6/9/99
     --------------------------                 --------------------------


                                                          COUNTERPART NO. 2 of 2

                       MASTER NOTE AND SECURITY AGREEMENT

                                                  Wilton, Connecticut
                                                  Date: June 9, 1999

1. Master Agreement.

      (a) This Agreement sets forth the basic terms and conditions upon which LEASING TECHNOLOGIES INTERNATIONAL, INC. (together with its successors and assigns, collectively, the "Lender"), shall, lend to INTERLIANT, INC. a Corporation organized under the laws of the State of Delaware (the "Borrower"), and the Borrower shall borrow from the Lender, funds to purchase (or refinance the purchase of) the items of "Equipment" specified (and as defined in) one or more loan schedules hereto to be entered into from time to time (each, a "Loan Schedule"). Each Loan Schedule shall reference this Master Note and Security Agreement (this "Agreement") and shall be deemed to incorporate therein all of the terms and conditions hereof, unless and to the extent any provisions hereof are expressly excluded or modified therein, and shall contain such additional terms as the Lender and the Borrower shall, in their sole discretion, agree upon. Each Loan Schedule, together with the terms and conditions of this Agreement so incorporated therein, shall constitute a separate promissory note that evidences a separate loan with respect to the Equipment specified in such Loan Schedule. Each Loan Schedule may be assigned by the Lender and/or reassigned by any assignee(s) thereof separate and apart from any other Loan Schedule(s) hereunder. With respect to each Loan Schedule, the Lender or its respective assignee(s) shall have all of the rights of the "Lender" thereunder and with respect to the Equipment and other Collateral covered thereby, and such rights shall be separately exercisable by the Lender or such assignee(s), as the case may be, collectively with all of the other Loan Schedules then held by the Lender or such assignee(s), but exclusively and independently of the rights of the Lender or such assignee(s) with respect to any other Loan Schedule(s) not then held by the Lender or such assignee(s).

      (b) The term "Loan" as used in this Agreement shall mean any and all of the liabilities and obligations of the Borrower under a loan evidenced by a particular Loan Schedule, which is entered into by the Lender and the Borrower under this Agreement with respect to the Equipment specified in such Loan Schedule. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in the relevant Loan Schedule.

2. Terms of Payment.

      (a) FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Lender, the "Principal Sum" set forth in each Loan Schedule, in the "Total Number of Monthly Installments" set forth in such Loan Schedule, consisting of the "Number of Consecutive Monthly Installments" of principal and interest set forth in such Loan Schedule, each payable in advance, and the "Final Payment" of principal and interest set forth in such Loan Schedule, together with all other sums then owing thereunder, payable on the "Final Payment Date" set forth in such Loan Schedule; the first such consecutive monthly installment shall be in the "First Monthly Installment Amount" set forth in such Loan Schedule and shall be due and payable on the "First Monthly Installment Date" set forth in such Loan Schedule; the remaining consecutive monthly installments shall each be in the "Remaining Consecutive Monthly Installment Amount" set forth in such Loan Schedule and shall thereafter be due and payable on the same day of each month in each year as such First Monthly Installment Date and ending on the "Last Consecutive Monthly Installment Date" set forth in such Loan Schedule; and the

Rev. 6/7/99

                                                          COUNTERPART NO. 2 of 2

Final Payment and shall be due and payable on the Final Payment Date, except as otherwise expressly provided in Sections 17(b), 17(c), 17(d) or 18(b) hereof.

      (b) The installments described in Sections 2(a) and 17(a) hereof include interest on the unpaid principal amount of the relevant Loan from time to time outstanding, computed on the basis of a 360-day year at the "Annual Interest Rate" set forth in the relevant Loan Schedule.

      (c) The proceeds of the Loan evidenced by each Loan Schedule shall be used solely to purchase (or refinance the purchase of) the Equipment described in such Loan Schedule.

      (d) The Borrower shall have the right to prepay any Loan upon payment of the present value of all Monthly Installments, and the Final Payment, calculated by discounting at the rate of six percent (6%) per annum, compounded monthly, or upon the payment of such other amount as may be set forth in the applicable Loan Schedule.

      (e) Whenever any installment or other amount payable to the Lender by the Borrower hereunder is not paid when due, the Borrower agrees to pay to the Lender, on demand, as liquidated damages and not as a penalty: (i) a late charge on such overdue amounts calculated at the rate of one and a half (1 1/2) percent a month, or the maximum amount permitted under applicable law, whichever is less, from the date such payment is due until the date such payment is made in full to the Lender; and (ii) in addition, with respect to overdue installment payments only, an administrative fee equal to five cents ($.05) for each one dollar ($1.00) of such delayed installment payment overdue for more than twenty
(20) days, or the maximum amount permitted under applicable law, whichever is less. The Borrower agrees to also reimburse the Lender on demand for any and all reasonable costs and expenses (including the Lender's reasonable attorneys' fees and disbursements) arising out of or caused by this Agreement or any breach by the Borrower hereunder, including (without limitation) any enforcement by the Lender of its rights and remedies hereunder.

      (f) All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

      3. Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a continuing first priority security interest in and lien on the following properties, assets and rights (collectively, the "Collateral"):
(a) the Equipment as set forth (and defined) in each Loan Schedule hereunder, together with all warranties thereon and all additions, improvements, accessions, replacements and substitutions thereto and therefor, whether now owned or hereafter acquired, and all proceeds thereof; (b) the proceeds of any insurance payable to the Borrower with respect to the Equipment; and (c) all of the "Other Personal Property," if any, described in any Loan Schedule hereunder and all proceeds thereof. In addition, all other property of the Borrower now or hereafter pledged to or held by the Lender to secure any Obligations (as hereinafter defined), whether under this Agreement, any Loan Schedule or otherwise agreed to in writing, and all property now or hereafter leased by the Lender to the Borrower, shall also serve as collateral security for the full payment and performance of the Obligations.

4. Obligations Secured. The Collateral hereunder constitutes and will constitute continuing security for the full payment, performance and observance by the Borrower of the following obligations (collectively, the "Obligations"):

Rev. 6/7/99

            (a) "Liabilities," which shall mean all of the indebtedness evidenced by this Agreement and each Loan Schedule hereunder together with any Lease Agreement(s) between Lender and Borrower (and any Schedules thereunder), and all liabilities and obligations of any kind of the Borrower to the Lender arising out of or relating thereto, whether (i) for the Lender's own account,
(ii) acquired directly or indirectly by the Lender from the Borrower, (iii) absolute or contingent, joint or several, secured or unsecured, liquidated or unliquidated, due or not due, contractual or tortious, now existing or hereafter arising, or (iv) incurred by the Borrower as principal, surety, endorser, guarantor, borrower, lessee or otherwise, and including (without limitation) all reasonable expenses and attorneys' fees incurred by the Lender in connection with any such indebtedness, liabilities or obligations or any of the Collateral (including any sale or other disposition of the Collateral);

            (b) the prompt payment, when due, of all present and future obligations and indebtedness of the Borrower to the Lender under this Agreement and/or any Loan Schedule, as the same may hereafter be amended or modified, and under any other agreement or instrument executed by the Borrower in favor of the Lender, whether direct or indirect, absolute or contingent; and

            (c) the strict performance and observance by the Borrower of all material warranties, covenants and agreements contained in this Agreement or any Loan Schedule and any instrument or other agreement delivered by the Borrower to the Lender.

      5. Borrower Selected Equipment; Warranty Disclaimer. THE BORROWER REPRESENTS AND ACKNOWLEDGES THAT IT HAS SELECTED BOTH THE EQUIPMENT AND THE VENDOR OF THE EQUIPMENT (THE "VENDOR") AND THAT TO THE BEST OF ITS KNOWLEDGE THE EQUIPMENT SUITS THE BORROWER'S PARTICULAR NEEDS. THE LENDER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, TITLE TO THE EQUIPMENT OR THE EQUIPMENT'S CONDITION, THE SUITABILITY OF THE EQUIPMENT, ITS DURABILITY, CAPACITY, OPERATION, PERFORMANCE, DESIGN, MATERIALS, WORKMANSHIP AND/OR QUALITY, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. THE BORROWER AGREES TO LOOK SOLELY TO THE MANUFACTURER, VENDOR, MAINTENANCE PROVIDER OR CARRIER OF THE EQUIPMENT FOR ANY CLAIM ARISING FROM ANY DEFECT, BREACH OF WARRANTY, FAILURE OR DELAY IN DELIVERY, MISDELIVERY OR INABILITY TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, AND THE BORROWER'S OBLIGATIONS TO THE LENDER HEREUNDER SHALL NOT IN ANY MANNER BE AFFECTED THEREBY. EXCEPT IN THE EVENT OF LENDER'S WILLFUL MISCONDUCT, THE LENDER SHALL NOT BE LIABLE FOR ANY LOSS, DAMAGE, INJURY OR EXPENSE CAUSED DIRECTLY OR INDIRECTLY BY ANY ITEM OF EQUIPMENT, THE USE, MAINTENANCE, REPAIR, DEFECT OR SERVICING THEREOF, BY ANY DELAY OR FAILURE TO PROVIDE SAME, BY ANY INTERRUPTION OF SERVICE OR LOSS OF SERVICE OR LOSS OF USE, OR FAILURE TO PROVIDE SAME, OR FOR ANY LOSS OF BUSINESS HOWEVER CAUSED. NO REPRESENTATION OR WARRANTY AS TO THE EQUIPMENT OR ANY OTHER MATTER BY THE VENDOR OF THE EQUIPMENT SHALL BE BINDING ON THE LENDER, NOR SHALL THE BREACH OF SUCH RELIEVE THE BORROWER

Rev. 6/7/99

OF, OR IN ANY WAY AFFECT, ANY OF THE BORROWER'S OBLIGATIONS TO THE LENDER AS SET FORTH HEREIN.

      6. Representations and Warranties. The Borrower represents, warrants, covenants and agrees that:

            (a) If the Borrower is a corporation or a partnership, it is duly organized, existing and in good standing under the laws of its state of incorporation, and to the best of its knowledge is duly qualified and in good standing under the laws of each jurisdiction where the character of its properties or the transaction of its business makes such qualification necessary and has full power to own its properties and assets and to carry on its business as now being conducted.

            (b) The Borrower has full power and authority to execute, deliver and perform this Agreement and each Loan Schedule, which has been duly authorized by all necessary and proper corporate or partnership action. No consent of stockholders, if any, or of any public authority is required as a condition to the validity of this Agreement and each Loan Schedule. The making and performance by the Borrower of this Agreement and each Loan Schedule will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction or decree of any court or government instrumentality, or its charter or by-laws or partnership agreement, if any, or create a default under any agreement, note or indenture to which it is a party or by which it is bound or to which any of its property is subject, or result in the imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its properties or assets, except for the liens created under this Agreement or any Loan Schedule.

            (c) This Agreement and each Loan Schedule have been duly executed and delivered, and constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

            (d) The Borrower has good title to and is the lawful owner of the Collateral free from all claims, liens, encumbrances, charges or security interests whatsoever, except for the liens granted by this Note. For purposes of this Agreement, Permitted Liens shall mean the liens granted by this Agreement or any Loan Schedule.

            (e) The Collateral is and will be kept at the location(s) set forth in the relevant Loan Schedule hereto.

            (f) To the best of its knowledge, the provisions of this Agreement and each Loan Schedule create a valid and perfected first priority security interest in the Collateral, enforceable in accordance with their respective terms, subject to no prior or equal lien, charge, encumbrance or security interest, upon the filing of appropriate Uniform Commercial Code financing statements or equivalent instruments, and notation and issuance of appropriate certificates of title, with respect to the Collateral. Uniform Commercial Code financing statements or equivalent instruments and certificates of title with the Lender's security interest duly noted thereon, with respect to the Collateral in a form provided by Lender, have been executed by the Borrower and delivered to the Lender for filing at the appropriate offices.

Rev. 6/7/99

            (g) There are no judgments outstanding against the Borrower and there are no material actions or proceedings before any court or administrative agency pending or, to the knowledge of the Borrower, threatened against the Borrower which, if determined adversely to the Borrower, would affect the Collateral.

            (h) The Borrower's principal office and place of business where it maintains its records concerning the Collateral is at its address stated on the relevant Loan Schedule. The Borrower has no other office or place of business, except as indicated on the relevant Loan Schedule.

      7. Insurance. The Borrower shall keep and maintain the Equipment and other Collateral insured with all risk insurance, for not less than the replacement cost thereof. The Borrower shall also provide, for the benefit of the Lender, public liability insurance (both personal injury and property damage) covering the Equipment and other Collateral. The amount of any such insurance shall be sufficient so that neither the Borrower nor the Lender will be considered a co-insurer. Such insurance shall be in form, issued by insurance companies and in amounts reasonably satisfactory to the Lender. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to the Lender, that such insurer give at least ten (10) days' prior written notice of the effective date of any alteration or cancellation of such policy and that coverage under such policy shall not be affected by any default, misrepresentation or other breach by the Borrower or the Lender under this Agreement or any Loan Schedule or such policy. The Lender shall have the option but not the obligation, to pay the premiums to continue any such canceled insurance policy in effect or to obtain like coverage. The Borrower agrees that any payment made by the Lender pursuant to the foregoing authorization (and interest thereon at the rate of one and a half (1 1/2) percent a month, or if such rate shall exceed the maximum rate allowed by law, then, at such maximum rate from the date of such payment) shall become part of the Obligations and be secured by the Collateral. The proceeds of all insurance payable as a result of loss or damage to any item of the Equipment, up to the amount of the Obligations pertaining to such Equipment may be applied by Lender to satisfy such Obligations. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact solely to make claim for, receive payments of and execute and endorse all documents, checks or drafts received in payment for loss or damage under any such insurance policy. In the event that the amount of such payments exceeds the amount of the Obligations pertaining to such Equipment or this Agreement, Lender shall remit such excess amount to Borrower within ten
(10) business days after receipt thereof. In all events, the Borrower shall be liable for any loss, damage, expense or costs suffered or incurred by the Lender relating to or in any manner pertaining to this Agreement or any Loan Schedule, the Collateral or the use or operation of the Collateral, provided that Borrower shall not be liable for any loss, damage, expense or cost solely caused by Lender's gross negligence or willful misconduct.

8. Maintenance; Loss of Collateral. The Borrower acknowledges that, in making its decision to extend the credit evidenced by this Agreement and each Loan Schedule to the Borrower, the Lender is depending heavily upon the realizable value of the Collateral at all times during the term of this Agreement and each Loan Schedule, and the Borrower hereby represents and warrants to the Lender that the purchase price paid by the Borrower for the Collateral represents the retail fair market value thereof. Accordingly, the Borrower agrees at all times to maintain the Collateral in good operating condition, repair and appearance, and protect the same from deterioration, other than normal wear and tear, keep the Collateral in its exclusive possession and control at the location specified in the relevant Loan Schedule and use the Collateral only in the regular course of its business within its normal capacity, without abuse

Rev. 6/7/99
and in a manner contemplated by the Vendor, shall comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Collateral, shall not make any modification, alteration or addition to the Collateral (other than normal operating accessories or controls which, when added to the Collateral, shall not impair the operation or reduce the value of the Collateral) without the prior written consent of the Lender, and all modifications, alterations, accessories, parts, replacements and additions to the Collateral which affect the value or operation of the Collateral shall become part of the Collateral and be included within the term "Collateral" as used herein. Notwithstanding anything to the contrary contained herein, (i) Borrower shall be permitted, without the consent of Lender, to load software and make configuration or other changes to the Collateral as are reasonably appropriate to operate Borrower's business provided that such alterations or additions do not adversely affect the value thereof or the ability to operate, maintain and remove the Collateral. The alterations and additions set forth in the immediately preceding sentence need not be removed at the termination or expiration of this Agreement. For the purpose of assuring the Lender that the Collateral will be properly serviced, the Borrower agrees, in the event that the Lender so requests, to cause the Collateral to be maintained by the Vendor (or another maintenance organization approved by the Lender in writing) pursuant to Vendor's standard preventive maintenance contract or comparable maintenance contract, in each case covering at least prime shift maintenance of each item of Collateral. Except for loss, damage or destruction arising from Lenders gross negligence or willful misconduct, the Borrower hereby assumes the entire risk of loss, damage or destruction of the Collateral from any and every cause whatsoever. The Borrower agrees that any such loss, damage or destruction of the Collateral shall not relieve the Borrower of its obligations hereunder, which obligations shall remain absolute, unconditional and not subject to any claim, defense, set-off, counterclaim, reduction or abatement of any kind whatsoever; provided, however, that the foregoing shall not limit the right of the Borrower to bring a separate claim against Lender for breach of this Agreement or any other reason. In the event of any loss, damage or destruction of any item of Collateral, the Borrower shall give the Lender prompt written notice thereof and shall, at the Borrowers sole expense (except to the extent of any proceeds of insurance maintained by the Borrower which shall have been received by the Borrower as a result of such loss, damage or destruction) and at the Lender's sole option, either (a) repair such item, returning it to its previous condition, unless damaged beyond repair, or (b) replace such item with a like item acceptable to the Lender, in good condition and of equivalent value, which shall be included within the term "Collateral" as used herein.

      9. Books and Records. The Borrower shall give the Lender full and free access to the Collateral during normal business hours and with at least three business days notice and to all books, correspondence and records of the Borrower with respect thereto, permit the Lender and its representatives to examine the same and to make copies and extracts therefrom, Lender shall keep and maintain the confidentiality of all such information in a manner at least as restrictive as the manner in which it maintains its own most confidential information. Notice shall not be required if at such time Borrower is in default under this Agreement.

      10. Taxes and Encumbrances. The Borrower shall promptly pay and discharge or cause to be paid and discharged all its obligations and liabilities, including (without limitation) all taxes, assessments and governmental charges upon it and its income or properties, when due unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a lien against any of the Collateral or any of its other assets. Other than Permitted Liens, the Borrower

Rev. 6/7/99
covenants and agrees to keep the Collateral free and clear of all levies, liens, claims, security interests and encumbrances (including, without limitation, any lease or sublease thereof) and to promptly pay all charges, taxes and fees which may now or hereafter be imposed upon the ownership, sale, purchase, possession or use of the Collateral. In addition, the Borrower shall timely file all tax returns required in connection with the use, operation or possession of the Collateral, and shall upon written request promptly furnish copies thereof to the Lender.

      11. Corporate Existence. If the Borrower is a corporation or partnership, the Borrower shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate or partnership existence and all franchises, rights and privileges necessary for the proper conduct of its business, and continue to engage in the business of the same type as now conducted by it.

      12. Notice of Events of Default The Borrower shall give notice in writing promptly to the Lender of the occurrence of any event which constitutes, or which with notice or lapse of time or both would constitute, an Event of Default (as hereinafter defined).

      13. Delivery of Financial Data.

      (a) So long as any obligations remain unsatisfied under this Agreement, Borrower agrees to deliver to Lender or any assignee and any successor assignee a copy of Borrower's monthly unaudited financial statements until such time as a public offering is completed, and the annual financial budget for the upcoming year as soon as available and as it may be adjusted during the year. Upon completion of such public offering Borrower shall furnish quarterly financial statements to Lender; provided however, that if any creditor of Lessee is furnished monthly financial statements, (including but not limited to budgets), Borrower shall furnish such monthly financial statements to Lender. Borrower shall also furnish, as soon as available and in any event within ninety (90) days after the last day of Borrower's fiscal year, a copy of Borrower's annual audited statements and consolidating and consolidated balance sheet, if any, as of the end of such fiscal year, accompanied by the opinion of an independent certified public accounting firm of recognized standing. The Borrower shall furnish such other financial information as may be reasonably requested by Lender, including but not limited to any material changes in budgets or financial reports furnished to the Borrower's Board of Directors or Shareholders.

      (b) The Borrower acknowledges and agrees that all credit applications, statements, financial reports and other information prepared by (including any information prepared by the Borrower's CPA's, as hereafter defined) and submitted by it to the Lender are material inducements to the execution by the Lender of this Agreement and each Loan Schedule and the financing provided hereunder. The Borrower warrants that to its knowledge all such credit applications, statements, reports and other information are and all information hereafter prepared by (including any information prepared by the Borrower's CPA's, as hereafter defined) and furnished by the Borrower to the Lender will be, true and correct in all material respects as of the date submitted, that no such credit application, statement, report or other information contains any material untrue or misleading information or omits any material fact necessary to make such application, statement, report or other information not misleading and that the Borrower is in no way affiliated with any Vendor of any of the Equipment. The Borrower agrees, upon written request by Lender, to use best efforts to obtain for the Lender such estoppel certificates, landlord's waivers or other similar documents as the Lender may reasonably request.

Rev. 6/7/99

      14. Principal Office. Except for movement to another facility operated by Borrower within the same taxing and Uniform Commercial Code filing jurisdiction, the Borrower shall not change its principal office or the place where it maintains its records pertaining to the Collateral, as specified in Sections 6(d) and 6(g) hereof, without giving the Lender at least thirty (30) days' prior written notice thereof.

      15.Location of Collateral; Inspection; Labels. The Borrower shall not remove or permit the removal of the Collateral from its present location as set forth on the relevant Loan Schedule, without the prior written consent of the Lender which consent shall not be unreasonably withheld or delayed. Upon at least three business days' prior notice, the Lender and its representatives shall have the right to enter the Borrower's premises from time to time during business hours to inspect, observe or, after the occurrence and during the continuance of an Event of Default, remove the Collateral, and to confirm its existence, condition and proper maintenance or otherwise protect the Lender's interest therein. The Borrower shall comply with all material laws, ordinances, regulations or requirements of any governmental authority, official, board or department relating to the Collateral's installation, possession, use or maintenance. The Collateral shall remain personal property regardless of its affixation to any realty. Upon the Lender's written request, the Borrower shall affix and keep in a prominent place on each item of Collateral labels, plates or other markings indicating the Lender's security interest in the Collateral.

      16. Option to Perform Obligations of the Borrower in Respect of the Collateral. If the Borrower fails or refuses, after any applicable grace period and notice to the Borrower, to make any payment, perform any covenant or obligation, or take any other action which the Borrower is obligated hereunder to perform, observe, take or do hereunder, then the Lender may, at its option, without releasing the Borrower from any obligation or covenant hereof, perform. observe, take or do the same in such manner and to such extent as the Lender may deem necessary or appropriate to protect any of the Collateral and its rights hereunder, including (without limitation) obtaining insurance and the payment of any taxes and the payment of any sums necessary to discharge liens or security interests at any time levied or placed on the Collateral. The Borrower agrees that any payment or expense incurred by the Lender pursuant to the foregoing authorization (and interest thereon at the rate of one and a half (1 1/2) percent a month, or if such rate shall exceed the maximum rate allowed by law, then, at such maximum rate from the date of incurring of any such expense is incurred) shall become part of the Obligations and be secured by the Collateral set forth in this Agreement and each Loan Schedule.

      17. Final Payment Alternatives (a) Notwithstanding anything to the contrary set forth in Section 2(a) of this Agreement, if at least 90 days prior to the Final Payment Date under a Loan Schedule, the Borrower gives the Lender written notice requesting that the Lender extend and finance the repayment of the relevant Final Payment over an additional 12-month term commencing on such Final Payment Date (the "Refinancing Request"), and provided that no Event of Default (as hereinafter defined) and no event or circumstance that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, including (without limitation) the nonpayment or nonperformance of any outstanding liability or obligation under this Agreement (each, a "Default"), shall have occurred and be continuing as of (i) the date such Refinancing Request is given, or (ii) the relevant Final Payment Date, then such Final Payment shall not be due and payable on such Final Payment Date but instead shall be payable in 12 equal monthly installments of principal and interest, each in the "Refinanced Monthly Installment Amount" set forth in

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

the relevant Loan Schedule and due and payable on the same day of each month as such Final Payment Date, commencing on such Final Payment Date.

      (b) Notwithstanding anything to the contrary set forth in Section 2(a) of this Agreement, so long as no Default or Event of Default has occurred and is continuing on the Final Payment Date under a Loan Schedule and if, at least 90 days prior to the relevant Final Payment Date, the Borrower notifies the Lender in writing (the "Return Option Exercise Notice") of the Borrower's desire to transfer title to the related Equipment to the Lender in partial satisfaction of the Borrower's obligation to pay the relevant Final Payment (the "Return Option"), the Borrower shall receive a credit in an amount equal to the "Return Option Credit" set forth in such Loan Schedule against such Final Payment by unconditionally and irrevocably transferring and assigning to the Lender or its designee on such Final Payment Date all of the Borrower's right, title and interest in and to the related Equipment; provided, however, that the Borrower pays the entire remaining "Return Option Balance Amount" set forth in such Loan Schedule to the Lender on the relevant Final Payment Date. If a Return Option Exercise Notice is duly given as provided above, the relevant Return Option shall be exercised by the Borrower delivering each of the following to the Lender, at the Borrower's sole cost and expense, on or before the relevant Final Payment Date: (i) a duly executed bill of sale in favor of the Lender with respect to all of the Equipment covered by the relevant Loan Schedule, in form and substance reasonably satisfactory to the Lender and its counsel; (ii) payment in full of the relevant Return Option Balance Amount; and (iii) the relevant Equipment, at a location up to a maximum distance of 500 miles within the continental United States designated by the Lender, in the same operating order, repair, condition and appearance as on the date hereof, reasonable wear and tear only excepted, and with all engineering and safety changes prescribed by the manufacturer or approved maintenance organization to accept such Equipment under contract maintenance at its then standard rates. The Borrower shall promptly pay any and all costs of repair, replacement, deinstallation, packing, shipping and delivery of the relevant Equipment to the Lender upon the Borrower's exercise of such Return Option. If the Borrower duly satisfies all of the terms and conditions of this Section 17(b), the Borrower shall have fully satisfied all of its obligations under the related Loan Schedule.

      (c) Notwithstanding anything to the contrary set forth in Section 2(a) of this Agreement, if the Borrower believes that the "Fair Market Value" (as hereinafter defined) of the Equipment covered by a Loan Schedule as of the relevant Final Payment Date will be less than the amount of the Final Payment under such Loan Schedule, the Borrower may notify the Lender in writing at least 90 days prior to such Final Payment Date of the Borrower's election to have the amount of such Final Payment adjusted (the "Final Payment Adjustment Option Notice") to an amount equal to the greater of (i) Fair Market Value of the relevant Equipment as of such Final Payment Date, or (ii) the "Adjusted Final Payment" set forth in the such Loan Schedule. If such Final Payment Adjustment Option Notice is so given, and so long as no Default or Event of Default has occurred and is continuing as of (A) the date such Final Payment Adjustment Option Notice is given, or (B) the relevant Final Payment Date, then unless the amount of such Adjusted Final Payment is greater than the amount of such Final Payment, such Final Payment shall automatically be deemed changed to such Adjusted Final Payment and the Borrower irrevocably and unconditionally agrees to pay such Adjusted Final Payment on the relevant Final Payment Date in lieu of such Final Payment. "Fair Market Value" of any Equipment shall mean the amount as of the relevant Final Payment Dale that would obtain for such Equipment in a retail arms'-length transaction between an informed and willing buyer in possession under no compulsion to buy and an informed and willing seller under no compulsion to sell. The Lender shall initially determine the Fair Market Value of any Equipment by notifying the Borrower thereof in writing at least 75 days prior to the relevant Final

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

Payment Date. If the Borrower does not accept such determination of Fair Market Value by the Lender, the Borrower shall notify the Lender of such non-acceptance in writing not less than 60 days prior to such Final Payment Date. If the Borrower does not so notify the Lender of its non-acceptance of the Lender's determination within such period, then the Fair Market Value of such Equipment as initially determined by the Lender shall be conclusive. If the Borrower does so notify the Lender of such non-acceptance within such period, then the Fair Market Value of such Equipment shall conclusively be established not less than 30 days prior to the relevant Final Payment Date by an independent appraiser selected by the Lender and reasonably acceptable to the Borrower. All costs for such appraiser shall be paid by the Borrower within 10 days after its receipt of an invoice therefor.

      18. Events of Default; Remedies. (a) If any one of the following events (each, an "Event of Default") shall occur, then to the extent permitted by applicable law, the Lender shall have the right to exercise any one or more of the remedies set forth in Section 18(b) hereof: (i) the Borrower fails to make any payment when due hereunder and such failure continues for a period of five business days; or (ii) Borrower fails to observe or perform (A) any other agreement or obligation to be observed or performed hereunder or under any Loan Schedule or other agreement, document or instrument delivered to the Lender by or on behalf of an Obligor or otherwise relating to any of the Obligations (collectively, the "Other Documents") and unless expressly set forth in this Agreement or any Loan Schedule, such failure continues uncured for a period of thirty (30) days following notice by Lender, or (B) any other obligation of Borrower to the Lender and the failure to observe or perform shall continue uncured for thirty (30) days following notice by Lender; provided however that such thirty day period shall be extended if Borrower commences, in a reasonably diligent manner to cure such default if such default cannot be cured within such thirty days; provided further that such cure period shall not be extended beyond seventy-five days; or (iii) any representation or warranty made by or on behalf of Borrower in this Agreement or any Loan Schedule or in any of the Other Documents shall at any time prove to have been incorrect or untrue in any material respect when made; or (iv) the Borrower's failure to obtain or maintain any insurance required by the Lender hereunder and such failure continues uncured for a period of ten (10) days following notice by Lender; or (v) a default occurs in the payment of any indebtedness in an amount in excess of $100,000 owed by Borrower to any individual or entity other than the Lender and such default continues beyond any applicable cure period; or (vi) a default occurs in the performance or observance of the terms of any agreement, document or instrument pursuant to which such indebtedness was created, secured or guaranteed, the effect of which default is to cause or permit the holder of any such indebtedness to cause the same to be due prior to its stated maturity (whether or not such default is waived by the holder thereof); or (vii) Borrower fails (after ten (10) days prior notice thereof) to pay, withhold, collect or remit when asserted or due any tax, assessment or other sum payable with respect to the Collateral or any security for any of the Obligations (including, without limitation, any premium on any insurance policy with respect to any of the Collateral or any security for any of the Obligations, or any insurance policy assigned to the Lender as security for any of the Obligations), or (viii) a judgment is entered against the Borrower in an amount in excess of $25,000 and such judgment is not satisfied, dismissed, bonded or stayed within 30 days, or any attachment, levy or execution is made against any Collateral; or (ix) Borrower enters into any transaction which adversely affects a significant portion of the business value of Borrower and which materially affects the ability of the Borrower to repay the Borrower's obligations under the Agreement; or (x) Borrower fails (or Borrower admits in writing its inability) to generally pay its debts as they become due or the insolvency or business failure of Borrower; or (xi) the filing of an application for appointment of a trustee, custodian or receiver for Borrower or of any part of Borrower's property (and in the case of an involuntary filing against the Borrower, such filing is not dismissed within

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

60 days); or (xii) the filing of a petition in bankruptcy by or against Borrower, or the commencement by or against Borrower of any proceeding under any bankruptcy or insolvency law or statute, or any law or statute relating to the relief of debtors or arrangement of debt, readjustment of indebtedness, reorganization, receivership or composition, or the extension of indebtedness (and in the case of an involuntary filing against the Borrower, such filing is not dismissed within 60 days); or (xiii) a material adverse change in the condition or affairs (financial or otherwise) of Borrower or any other event or circumstance occurs that materially impairs the prospects of full and prompt payment or performance by Borrower of any of its Obligations; or (xiv) Borrower attempts to remove, sell, transfer, encumber, sublet or part with possession of the Equipment or any item thereof, except as expressly permitted herein; no cure period shall apply to this Section 18 (xiv).

            (b) Upon the occurrence of an Event of Default, which default has not been cured within the applicable cure period, at the Lender's sole option, all or any part of the entire unpaid total amount of the Obligations then owed to the Lender for the balance of the term thereof shall be at once due and payable and the Lender may, enter upon the premises where any or all of the Collateral securing such Obligations is located, take possession of and remove same, and exercise any one or more of the following rights and remedies, without liability to the Borrower therefor and without affecting the Borrower's obligations hereunder: (i) sell, lease or otherwise dispose of any or all of such Collateral or any part thereof at one or more public or private sales, leases or other dispositions, at wholesale or retail, for such consideration, on such terms, for cash or on credit, as the Lender may deem advisable, and the Lender may immediately, without demand of performance and without intention of notice to sell or of the time or place of sale or of redemption or of advertisement or other notice or demand whatsoever to the Borrower, all of which are hereby expressly waived (if notice of any sale or other disposition is required by law to be given, the Borrower hereby agrees that a notice sent at least five (5) days before the time of any intended public sale or of the time after which any private sale or other disposition of such Collateral is to be made, shall be reasonable notice of such sale or other disposition); or (ii) to the extent permitted by law, retain such Collateral or any part thereof, crediting the Borrower with the reasonable fair market or rental value thereof for the balance of the term of the related Loan Schedule; and/or (iii) require the Borrower to assemble such Collateral at the Borrower's sole expense, for the Lender's benefit, at a place designated by the Lender; and/or (iv) pursue any other remedy granted by any existing or future document executed by the Borrower or by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of such Collateral may be located. At any public sale, the Lender may be the purchaser of all or any part of such Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. The Borrower agrees to pay all of the Lender's reasonable expenses, including but not limited to the costs of repossessing, storing, repairing and preparing such Collateral for sale or lease, any commissions payable in connection with any such sale or lease, and reasonable attorney's fees and disbursements, if an attorney shall be consulted. The net proceeds realized from any such sale, lease or other disposition or the exercise of any other remedy, after deducting therefrom all related expenses, shall be applied toward payment of the unpaid Obligations due and to become due to the Lender hereunder, the Borrower to remain personally liable for any deficiency. The Lender's recovery shall in no event exceed the maximum amount permitted by law. If any of such Collateral is leased by the Lender to a bona fide third party, the present value of such lease receivable discounted at an interest rate of 12% per annum shall be credited to the Borrower's liability to the Lender after deducting all expenses associated with the lease of such Collateral and the Borrower shall remain liable for any deficiency thereof. It is understood that facility of repossession in an Event of Default is a basis for the financial accommodation reflected by this

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

Agreement and each Loan Schedule. Any late charges payable to the Lender under
Section 2(e) hereof shall be payable in addition to all amounts payable by the Lender as a result of exercise of any of the remedies herein provided. The Borrower agrees to also reimburse the Lender for any reasonable expenses (including the Lender's reasonable attorneys' fees and expenses) arising out of or caused by Borrower's breach of this Agreement or any Loan Schedule. Notwithstanding anything to the contrary contained herein, if any one or more Loan Schedules are assigned by the Lender to one or more assignees, the Collateral securing the Obligations under each Loan Schedule shall be limited to the Collateral securing the Obligations under each Loan Schedule then held by the Lender or such assignee, as the case may be.

19. Power of Attorney. The Borrower authorizes the Lender and does hereby make, constitute and appoint the Lender and any officer, employee or agent of the Lender with full power of substitution, as the Borrower's true and lawful attorney-in-fact with power, in its own name or in the name of the Borrower: upon the occurrence and during the continuance of an Event of Default, solely
(i) to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Lender, (ii) to sign and endorse any documents relating to the Collateral, (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral, and/or (iv) to grant, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally to do, at the Lender's option, all acts and things that the Lender reasonably deems necessary or desirable to protect, preserve and realize upon the Collateral and the Lender's security interests therein, or (vi) in order to otherwise effectuate the intents of this Agreement and each Loan Schedule, in each case as fully and effectually as the Borrower might or could itself do; and the Borrower hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST ANT) SHALL BE IRREVOCABLE FOR AS LONG AS ANY OF THE OBLIGATIONS SHALL BE OUTSTANDING. The Borrower agrees that any expense incurred by the Lender pursuant to the foregoing authorization, and interest thereon at the rate of one and a half (1 1/2) percent a month, or if such rate shall exceed the maximum rate allowed by law, then, at such maximum rate from the date of incurring any such expense, shall become part of the Obligations and be secured by the Collateral.

20. Assignment, Etc. The Borrower shall not assign, pledge, mortgage, lease, transfer, encumber or otherwise dispose of any of its rights in the Collateral or any part thereof, nor permit its use by anyone other than its regular employees or customers without the Lender's prior written consent, which shall not be unreasonably withheld or delayed, except that Borrower may assign, pledge, mortgage, lease, transfer, encumber or otherwise dispose of its rights in the Collateral to its parent or any subsidiary corporation or to a corporation which shall have acquired all or substantially all of the property of Borrower by merger, consolidation or purchase. No permitted assignment or sublease shall relieve Borrower of any of its obligations hereunder. Any such purported transfer, assignment or other action without the Lender's prior written consent shall be void. The Lender may, upon notice to (but without the consent of) the Borrower, transfer or assign this Agreement and each Loan Schedule or any interest herein and may mortgage, pledge, encumber or transfer any of its rights or interest in and to the Collateral or any part thereof and, without limitation, each assignee, transferee, pledgee and mortgagee (which may include any affiliate of the Lender) shall have the right to further transfer or assign its interest. Each such assignee, transferee, pledgee and mortgagee shall have all of the rights (but none of the obligations) of the Lender under this Agreement and each Loan Schedule. The Borrower hereby acknowledges notice of the Lender's intended assignment of this Agreement and each Loan Schedule

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

and, upon such assignment, the Borrower agrees not to assert against any such assignees, transferees, pledgees and mortgagees any defense, claim, counterclaim, recoupment or set-off that the Borrower may have against the Lender, whether arising under this Agreement or any Loan Schedule or otherwise. Any assignee, transferee, pledgee or mortgagee of the Lender's rights under this Agreement or any Loan Schedule shall be considered a third party beneficiary of all of the Borrower's representations, warranties and obligations hereunder to the Lender. The Borrower agrees (a) in connection with any such transfer or assignment, to provide such instruments, documents, acknowledgments and further assurances as the Lender or any assignee, transferee, mortgagee or pledgee may deem necessary or advisable to effectuate the intents of this Agreement or any Loan Schedule or any such transfer or assignment, with respect to such matters as the Agreement, any Loan Schedule, the Collateral, the Borrower's obligations to such assignee, transferee, mortgagee or pledgee and such other matters as may be reasonably requested, and (b) that after receipt by the Borrower of written notice of assignment from the Lender or from the Lender's assignee, transferee, pledgee or mortgagee, all principal, interest and other amounts which are then and thereafter become due under this Agreement or any Loan Schedule shall be paid to such assignee, transferee, pledgee or mortgagee, at the place of payment designated in such notice. This Agreement and each Loan Schedule shall be binding upon the Borrower and its successors and shall inure to the benefit of the Lender and its successors and assigns.

      21. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. No course of dealing between the Borrower and the Lender nor any delay or omission on the part of the Lender shall operate as a waiver of any rights of the Lender. Each and every right, remedy or power hereby granted to the Lender or allowed if by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender from time to time. Waiver of any particular Event of Default shall not be deemed to be a waiver of any other or subsequent Event of Default.

      22. Further Assurances; Filing. The Borrower from time to time, at its sole expense, will promptly execute and deliver all further instruments, documents and assurances, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, and hereby authorizes the Lender to take all action (including the filing of any financing statements, continuation statements or amendments thereto without the signature of the Borrower) as the Lender may deem reasonably necessary, proper or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any Loan Schedule or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Borrower agrees to pay the Lender the actual fees for such filing, recording or stamp fees or taxes arising from the filing or recording of any such instrument or statement, Lender shall provide Borrower with copies of each filing which has been made hereunder.

      23. Indemnity and Expenses. Except if such occur as a result of Lender's gross negligence or willful misconduct, the Borrower shall and does hereby indemnify and save the Lender, its directors,

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                                      -13-
officers, employees, agents, attorneys, servants, successors and assigns, harmless from any and all liabilities (including, without limitation, negligence, tort and strict liability), damages, expenses, claims, actions, proceedings, judgments, settlements, losses, liens and obligations (each, an "Indemnified Claim"), including (without limitation) attorneys' fees and expenses, arising out of the ordering, purchase, delivery, rejection, non-delivery, ownership, selection, possession, leasing, renting, financing, operation (regardless of where, how and by whom operated), control, use, condition (including but not limited to latent and other defects, whether or not discoverable by the Borrower), maintenance, delivery, transportation, storage, repair, furnishing of specifications with respect to, and the return or other disposition of, the Equipment or any other Collateral, or, in the event that the Borrower shall be in default hereunder, arising out of the condition of any item of Equipment or any other Collateral sold or disposed of after use by the Borrower, including (without limitation) claims for injury to or death of persons and for damage to property. The indemnities and obligations herein provided shall continue in full force and effect notwithstanding the expiration, termination or cancellation of this Agreement or any Loan Schedule for any reason whatsoever and irrespective of whether the Borrower ever accepts the Equipment or any other Collateral. The Lender shall give the Borrower prompt written notice of any Indemnified Claim and, at the Lender's sole option, Borrower shall defend the Lender against any Indemnified Claim at the Borrower's sole expense with attorney(s) selected by the Borrower and reasonably acceptable to Lender. The Borrower is an independent contractor and nothing contained herein shall authorize the Borrower or any other person to operate any item of Equipment or any other Collateral so as to incur any liability or obligation for or on behalf of the Lender. The Borrower will upon demand pay to the Lender the amount of any and all reasonable expenses, including the fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (a) the exercise, enforcement or protection of any of the rights of the Lender hereunder after the occurrence and during the continuance of an Event of Default, or (b) the failure by the Borrower to perform or observe any of the material provisions hereof. The foregoing amounts shall become part of the Obligations and secured by the Collateral as set forth in this Agreement or any Loan Schedule and the Lender may at any time apply to the payment of all such costs and expenses all proceeds arising from the possession or disposition of all or any portion of the Collateral.

      24. Modifications, Etc. Neither this Agreement nor any Loan Schedule, nor any provision hereof or thereof, may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by a duly authorized representative of the party against whom enforcement of the change, waiver, discharge or termination is sought.

      25. Termination. Upon the non-defeasible payment in full of all Obligations, the Lender shall execute and deliver to the Borrower all such documents and instruments as shall be necessary to evidence termination of this Agreement or any Loan Schedule and the security interests created hereunder.

      26. Entire Agreement: Partial Invalidity. This Agreement and each Loan Schedule constitutes the entire agreement of the Lender and the Borrower with respect to the transactions covered hereby, and supersedes any and all prior agreements, understandings and negotiations with respect thereto. If any provision of this Agreement or any Loan Schedule is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement or any Loan Schedule as a whole, but this Agreement or such Loan Schedule shall be construed as though it did not contain the particular

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                                      -14-
provision or provisions held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced to such extent as shall be permitted by law.

      27. Miscellaneous. (a) Any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or mailed to said party by certified mail, return receipt requested, at its address set forth herein with a copy to Interliant, Inc., Attn: General Counsel, Two Manhattanville Road, Purchase, NY 10577 or such other address as either may designate for itself in such a notice to the other and such notice shall be deemed to have been given when received if personally delivered or served by overnight delivery or by mail. Whenever the sense of this Agreement or any Loan Schedule requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. If more than one Borrower is named herein, the liability of each shall be joint and several. The headings set forth in this Agreement or any Loan Schedule are for convenience of reference only, and shall not be given substantive effect.

      (b) To the extent that any Loan Schedule evidencing a Loan hereunder would constitute "chattel paper," as such term is defined under the Connecticut Uniform Commercial Code, a security interest therein may be created only through the transfer or possession of the original of Counterpart No. 1 of such Loan Schedule executed pursuant to this Agreement. Transfer or possession of an original counterpart of this Agreement shall not be necessary to perfect such security interest and no security interest in any such Loan Schedule may be created by the transfer or possession of any other counterpart of such Loan Schedule or by the transfer or possession of any counterpart of this Agreement.

      28. Choice of Law and Venue; Waiver of Jury Trial. THIS AGREEMENT AND EACH LOAN SCHEDULE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The Borrower hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Agreement or any Loan Schedule or any of the Collateral shall, at the Lender's sole option. be litigated only in the Connecticut state courts or the United States District Court for the District of Connecticut sitting in Fairfield County, Connecticut. The Borrower consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of such courts or a judge thereof may be served inside or outside the State of Connecticut or the District of Connecticut by registered mail, return receipt requested, directed to the Borrower at its address set forth in this Agreement or any Loan Schedule (and service so made shall be deemed complete upon receipt or by personal service, or in such other manner as may be permissible under the rules of said courts. THE LENDER AND THE BORROWER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN SCHEDULE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. The Borrower hereby waives the right to interpose any set-off or counterclaim or cross-claim in any such litigation; provided, however, that nothing in this Section 28 shall prevent the Borrower from asserting, in a separate and independent proceeding, any claim it may have against the Lender.

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                                      -15-